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                                                                    EXHIBIT 99.2

                   KANA CLOSES $125 MILLION PRIVATE PLACEMENT

REDWOOD CITY, CALIF. - JUNE 14, 2000 - Kana Communications, Inc. (NASDAQ:KANA) today announced that it has closed the sale of 2.5 million shares of common stock to certain institutional investors for $125 million. Kana intends to use net proceeds from this private placement for marketing and distribution activities, product development, capital expenditures and for working capital and other general corporate purposes. Goldman, Sachs & Co. and Pacific Growth Equities, Inc. served as placement agents for this transaction.

ABOUT KANA COMMUNICATIONS INC.

Kana Communications, Inc. (NASDAQ: KANA), a leading provider of web-architected e-business solutions, delivers a broad range of world-class, integrated e-business and interaction applications with a modular and scalable platform for both Internet and Global 2000 companies. Kana solutions deliver personal portals that offer customers, partners and the enterprise a global view of their communications and relationships. This global view includes managing the full set of communications channels such as e-mail, Web, chat, instant message, VOIP, phone and person-to-person, as well as e-business and communications applications to integrate the marketing, sales and service functions. This full-service suite enables e-businesses to compete and succeed in today's customer-driven economy. For more information about the solutions found in more than 600 companies, including 7 of the 10 most trafficked Web sites, please visit Kana at http://www.kana.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995: INFORMATION IN THIS RELEASE THAT INVOLVES KANA'S EXPECTATIONS, BELIEFS, HOPES, PLANS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS INCLUDE STATEMENTS ABOUT KANA'S STRATEGIES IN THE MARKETPLACE, ITS MARKET POSITION AND ITS RELATIONSHIP WITH CUSTOMERS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED UPON INFORMATION AVAILABLE TO KANA AS OF THE DATE OF THE RELEASE, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM OUR CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE SUCCESSFUL INTEGRATION OF SILKNET, COMPETITION, INCREASED COMPETITION DUE TO KANA'S EXPANDED PRODUCT OFFERING, RISKS ASSOCIATED WITH THE EVOLVING AND VARYING DEMAND FOR CUSTOMER COMMUNICATION SOFTWARE, OUR ABILITY TO EXPAND OUR OPERATIONS, THE SUCCESSFUL INTEGRATION BEI AND NETDIALOG, ACCEPTANCE OF EMAIL AND THE INTERNET AS A COMMUNICATIONS MEDIUM, LITIGATION OVER PROPERTY RIGHTS, AND GENERAL ECONOMIC FACTORS. THESE AND OTHER FACTORS ARE RISKS ASSOCIATED WITH OUR BUSINESS THAT MAY AFFECT OUR OPERATING RESULTS ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") INCLUDING KANA'S REGISTRATION STATEMENT ON FORM S-1 DECLARED EFFECTIVE ON SEPTEMBER 21, 1999,KANA'S REGISTRATION STATEMENT ON FORM S-4 DECLARED EFFECTIVE ON MARCH 22, 2000 AND KANA'S PERIODIC REPORTS ON FORMS 10-K AND 10-Q.